Exhibit 99.1

Company Contact:
BK Technologies, Inc.
William Kelly, EVP & CFO
(321) 984-1414

BK Technologies Reports Third Quarter and Nine Months 2018 Results
-Nine Months Sales Grow 29%; Operating Income Increases $3.0 Million from Prior Year-

WEST MELBOURNE, Florida – November 7, 2018 – BK Technologies, Inc. (NYSE American: BKTI) today announced financial and operating results for the third quarter and nine months ended September 30, 2018.

For the third quarter ended September 30, 2018, revenues increased 12.4% to approximately $13.3 million, compared with approximately $11.8 million for the third quarter of 2017. Operating income for the third quarter of 2018 increased to approximately $878,000, compared with $157,000 for the third quarter last year. Net income for the third quarter of 2018 was approximately $650,000, or $0.05 per basic and diluted share, compared with $600,000, or $0.04 per basic and diluted share, for the same quarter in 2017.

The Company had approximately $23.6 million in working capital as of September 30, 2018, of which $18.8 million was comprised of cash, cash equivalents and trade receivables. This compares with working capital of approximately $26.7 million as of December 31, 2017, of which $12.7 million was comprised of cash, cash equivalents and trade receivables. As of September 30, 2018, the Company had no borrowings outstanding under its revolving credit facility.

Tim Vitou, BK’s President, commented, “Consistent with the first half of the year, our operating results through nine months continued to show improvement, particularly in sales growth. Sales through the first nine months have nearly equaled total sales for the entire year of 2017. Federal agencies were the primary contributors to sales for the third quarter, supplementing strong sales from state and local public safety agencies during the first half of the year. Operationally, gross profit margins continue to be significantly higher than the prior year. For the year-to-date we generated over $4 million in cash primarily through solid operating results and inventory reductions.”

Mr. Vitou continued, “These results have enabled us to invest substantially in new product development; funding it internally from operations, without incurring any debt. This investment is anticipated to yield our first multiband products by the end of the year, which we believe will serve as a cornerstone of our growth strategy moving into 2019 and beyond.”

For the nine months ended September 30, 2018, sales increased 29.1% to approximately $38.7 million compared with approximately $30.0 million for the same period last year. Operating income for the nine-month period of 2018 increased to approximately $3.0 million, compared with an operating loss of approximately $76,000 for the same period last year. Net income for the nine months ended September 30, 2018 totaled approximately $1.2 million, or $0.09 per basic and diluted share, compared with $650,000, or $0.05 per basic and diluted share for the same period last year.

The financial results for the nine months ended September 30, 2018 include a loss on investment in securities totaling approximately $1.4 million, compared with a gain of approximately $1.3 million for the nine-month period last year.

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m., Eastern Time, on Thursday, November 8, 2018. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “BK Technologies, Inc. Conference Call” a few minutes before 9:00 a.m. Eastern Time, on November 8, 2018. The call will also be webcast at http://www.bktechnologies.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.bktechnologies.com.

A replay of the conference call will be available one hour after the completion of the call until November 15, 2018 by dialing 877-481-4010 PIN# 38730 (international/local participants dial 919-882-2331 PIN# 38730.

About BK Technologies

As an American manufacturer for over 70 years, BK Technologies is deeply rooted in the public safety communications industry, manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. BK Technologies’ products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

BK TECHNOLOGIES, INC.
Condensed Consolidated Statements of Income
(In thousands, except share and per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Sales, net	$13,302	$11,831	38,704	$29,973
Expenses
Cost of products	7,839	8,014	22,519	19,425
Selling, general and administrative	4,585	3,660	13,229	10,624
Total expenses	12,424	11,674	35,748	30,049

Operating income (loss)	878	157	2,956	(76)

Other (expense) income:
Interest income	28	14	63	32
(Loss) gain on investment in securities	(191)	670	(1,392)	1,287
Gain (loss) on disposal of property, plant and equipment	—	10	—	(94)
Other (expense) income	(48)	1	(274)	(146)
Total other (expense) income	(211)	695	(1,603)	1,079

Income before income taxes	667	852	1,353	1,003

Income tax expense	(17)	(252)	(200)	(353)

Net income	$650	$600	1,153	$650

Net earnings per share-basic	$0.05	$0.04	0.09	$0.05
Net earnings per share-diluted	$0.05	$0.04	0.09	$0.05
Weighted average shares outstanding-basic	13,479,759	13,665,976	13,538,116	13,602,207
Weighted average shares outstanding-diluted	13,501,587	13,688,297	13,563,990	13,704,884

BK TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	September 30, 2018	December 31, 2017
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,349	$7,147
Available-for-sale securities	—	9,184
Trade accounts receivable, net	7,407	5,524
Inventories, net	10,688	14,358
Prepaid expenses and other current assets	1,641	772
Total current assets	31,085	36,985

Property, plant and equipment, net	2,619	2,201
Investment in securities	3,198	—
Deferred tax assets, net	3,122	3,317
Other assets	215	298
Total assets	$40,239	$42,801

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,496	$5,971
Accrued compensation and related taxes	1,652	1,364
Accrued warranty expense	1,434	1,389
Accrued other expenses and other current liabilities	414	1,159
Dividends payable	268	273
Deferred revenue	179	157
Total current liabilities	7,443	10,313

Deferred revenue	1,422	481
Total liabilities	$8,865	$10,794
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	—	—
Common stock; $.60 par value; 20,000,000 authorized shares; 13,882,937 and 13,844,584 issued and 13,389,519 and 13,652,490 outstanding shares at September 30, 2018 and December 31, 2017, respectively	8,330	8,307
Additional paid-in capital	25,796	25,642
Accumulated deficit	(789)	(5,450)
Accumulated other comprehensive income	—	4,318
Treasury stock, at cost, 493,418 and 192,094 shares at September 30, 2018 and December 31, 2017, respectively	(1,963)	(810)
Total stockholders’ equity	31,374	32,007
Total liabilities and stockholders’ equity	$40,239	$42,801

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